Press Release
Diversified Restaurant Holdings, Inc. Reports First Quarter 2015 Results
SOUTHFIELD, Mich., May 7, 2015 (GLOBE NEWSWIRE) -- Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today the results for the first quarter ended March 29, 2015.
First Quarter 2015 Highlights Include:

•	Revenue increased 29.4% in the first quarter to $39.4 million from $30.5 million.

•
Consolidated comparable-store sales increased 8.0% in the first quarter compared to a 1.2% increase in the first quarter 2014, representing 17 consecutive quarters of comparable-store sales growth. Comparable-store sales increased 11.2% at Bagger Dave’s and 7.6% at Buffalo Wild Wings.

•	Adjusted EBITDA(1), a non-GAAP measure, increased 36.4% to $5.1 million in the first quarter compared to $3.7 million in the same quarter last year.

•	Net income decreased $0.1 million from the first quarter 2014 to $0.3 million in the current quarter, despite a $0.6 million increase in pre-opening costs, which is indicative of growth.

•	Three restaurants opened, including two new Bagger Dave’s and one Buffalo Wild Wings relocation, which contributed to growth of 25.9% year-over-year on a consolidated basis.
Michael Ansley, President and CEO of Diversified Restaurant Holdings commented, “We are pleased with our strong start to 2015. We generated top-line growth of nearly 30%, reflecting comparable-store sales growth of 8.0%, our highest rate of growth in two years, as well as solid initial sales volumes at our newer restaurants. With today’s earnings release, we have also begun disclosing comparable store sales performance for Bagger Dave’s and Buffalo Wild Wings on an individual basis in an effort to provide greater transparency to our shareholders. For the first quarter, comparable store sales at Bagger Dave’s increased an exceptional 11.2%, underscoring the significant traction we have gained through our fresh and differentiated menu and marketing initiatives, while comparable store sales at BWW increased an impressive 7.6%. We are further encouraged that the strength in our revenue was exceeded by growth in our adjusted EBITDA, as we leveraged most operating expenses.”
Mr. Ansley concluded, “We remain enthusiastic about our solid development pipeline to grow both Bagger Dave’s and Buffalo Wild Wings across our existing markets, while entering contiguous new markets such as Ohio later this year. During the first quarter we successfully opened two new Bagger Dave’s and relocated one Buffalo Wild Wings and are well positioned to open a total of eight to nine new restaurants in 2015, consisting of five to six Bagger Dave’s and three Buffalo Wild Wings. This represents growth of roughly 12-14% on a consolidated basis and over 20% and 7% for Bagger Dave’s and Buffalo Wild Wings, respectively. Over the past year, we have made significant investments instilling the processes and disciplines necessary to facilitate our long term expansion plans and have the financial flexibility to support our future growth.”
First Quarter 2015 Review
Revenue increased 29.4% to $39.4 million in the first quarter of 2015 compared to $30.5 million in the first quarter of 2014. The growth in revenue was driven by an 8.0% increase in consolidated comparable-store sales, three acquired Florida Buffalo Wild Wings restaurants, and the addition of eleven new restaurants over the past year, comprised of eight Bagger Dave's and three new Buffalo Wild Wings locations.
At the end of the first quarter of 2015, DRH had 68 restaurants, comprised of 26 Bagger Dave's and 42 Buffalo Wild Wings locations. This represents an increase of 25.9% from 54 restaurants at the end of the first quarter 2014.
Food, beverage, and packaging costs as a percentage of revenue increased 40 basis points to 29.0% compared to 28.6% in the same quarter last year, primarily due to higher bone-in chicken wing prices. The average cost per pound for bone-in chicken wings was $1.89 compared to $1.33 in the prior-year period, a 42.1% increase over the previous year’s first quarter.
Compensation costs increased by $2.2 million, or 27.0%, to $10.2 million. As a percentage of revenue, compensation costs decreased 50 basis points to 25.7% compared to 26.2% in the year-ago period as a result of sales leverage helping offset minimum wage increases.
Occupancy costs increased 43.3% to $2.4 million. As a percentage of revenue, occupancy costs increased 60 basis points to 6.0% compared to 5.4% in the same quarter last year as a result of the sale-leaseback transaction completed in 2014.
Other operating costs increased $1.7 million to $8.0 million or 26.8%. As a percentage of revenue, other operating costs decreased 40 basis points to 20.2% compared to 20.6% in the prior-year period.
General and administrative expenses increased $0.4 million, or 18.2%, to $2.5 million. As a percentage of revenue, G&A improved 60 basis points to 6.3% from 6.9 % in the previous year’s first quarter.
Pre-opening costs increased $0.6 million to $1.1 million reflecting the opening of two new restaurants and one relocation during the quarter. As a percentage of revenue, preopening costs increased 100 basis points to 2.8% compared to 1.8% in the year-ago period.
Depreciation and amortization as a percentage of revenue increased 60 basis points to 8.0% from 7.4% in the same quarter last year, primarily due to the increased investment in ground-up development of our restaurant buildings versus a building lease.
Operating income decreased $0.2 million from the first quarter 2014 to $0.6 million in the current quarter, despite a $0.6 million increase in pre-opening costs which are indicative of growth.

Adjusted EBITDA increased 36.4% to $5.1 million. As a percent of revenue, Adjusted EBITDA increased 70 basis points to 12.9% compared to the prior-year period. Restaurant-level EBITDA increased 28.5% to $7.5 million, although decreased 20 basis points to 19.0% as a percent of revenue compared to the previous year’s first quarter.(1) The decline in Restaurant-level EBITDA is mainly attributable to higher wing costs and increased occupancy cost as a result of the sale leaseback transaction, in total attributing to approximately 100 basis points, most of the impact is offset by increased sales leverage. DRH believes that, when used in conjunction with GAAP measures, restaurant-level EBITDA and adjusted EBITDA, which are non-GAAP measures, provide additional information related to its operating performance. (See reconciliation of restaurant-level EBITDA and adjusted EBITDA in the supplemental tables included at the end of this release.)(1)
For the aforementioned reasons, net income for the first quarter 2015 was $0.3 million compared to net income of $0.4 million for the year-ago period.
Balance Sheet
At March 29, 2015, cash, cash equivalents and investments were $19.3 million, compared to $15.6 million at March 30, 2014. The change in cash is a function of executing a sale leaseback transaction offset by new restaurant openings, land purchases, the acquisition of three Buffalo Wild Wings locations in Florida, and conversion of all Buffalo Wild Wings locations to a new POS system. DRH believes that its existing cash, cash from operations, its credit facility, and proceeds from the recent sale leaseback transaction will be sufficient to meet its current operational funding, development, and obligations.
Fiscal Year 2015 Outlook
DRH is reiterating its previously issued annual guidelines, although now believes that is likely to be at the low-end of the range for capital expenditures.

•	Revenue of $148.0 million to $153.0 million.

•	Eight to nine new restaurants, consisting of five to six Bagger Dave’s and three Buffalo Wild Wings, exclusive of any acquisitions.

•	Capital expenditures of $35.0 million to $40.0 million.

•	Adjusted EBITDA of $16.0 million to $17.0 million.

•	Restaurant-level EBITDA of $26.0 million to $28.5 million.
Conference Call and Webcast
DRH will host a conference call and webcast on Thursday, May 7, 2015 at 4:30 PM Eastern Time, during which management will review the financial and operating results for the first quarter 2015 and discuss its outlook for 2015. A question and answer session will follow.
The conference call can be accessed live by dialing (877) 407-3982 or (201) 493-6780 for international callers. A replay will be available two hours after the end of the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13606674. The replay will be available until Thursday, May 14, 2015.

The live and later archived webcast can be accessed through the Company's website at www.diversifiedrestaurantholdings.com.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. (Nasdaq: BAGR) ("DRH" or the "Company") owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. There are currently 26 company-owned Bagger Dave's restaurants in Michigan and Indiana. For more information, visit www.baggerdaves.com.
The Company also operates 42 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, and Florida.
The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

CONTACT: For more information contact:
Investor Relations Contact:
Raphael Gross
ICR Inc.
203.682.8253
raphael.gross@icrinc.com

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended (unaudited)
	March 29, 2015	March 30, 2014
Revenue	$39,440,332	$30,473,014
Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	11,447,903	8,705,423
Compensation costs	10,154,792	7,993,667
Occupancy costs	2,372,467	1,655,551
Other operating costs	7,960,549	6,280,095
General and administrative expenses	2,496,887	2,112,562
Pre-opening costs	1,093,500	544,021
Depreciation and amortization	3,157,322	2,247,460
Loss on disposal of property and equipment	148,408	156,065
Total operating expenses	38,831,828	29,694,844

Operating profit	608,504	778,170

Interest expense	(432,223)	(476,401)
Other income, net	17,003	13,030

Income before income taxes	193,284	314,799

Income tax benefit	(69,358)	(53,058)
Net income	$262,642	$367,857

Basic earnings per share	$0.01	$0.01
Fully diluted earnings per share	$0.01	$0.01

Weighted average number of common shares outstanding
Basic	26,149,184	26,048,805
Diluted	26,248,424	26,153,595

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 29,	December 28,
ASSETS	2015 (unaudited)	2014
Current assets
Cash and cash equivalents	$19,334,527	$18,688,281
Investments	—	2,917,232
Accounts receivable	402,182	1,417,510
Inventory	1,421,557	1,335,774
Prepaid assets	306,496	397,715
Total current assets	21,464,762	24,756,512
Deferred income taxes	3,249,734	2,960,640
Property and equipment, net	73,387,487	71,508,950
Intangible assets, net	2,933,973	2,916,498
Goodwill	10,998,630	10,998,630
Other long-term assets	360,910	305,804
Total assets	$112,395,496	$113,447,034

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,530,511	$7,043,143
Accrued compensation	2,019,674	2,786,830
Other accrued liabilities	1,651,025	1,357,510
Current portion of long-term debt	8,815,098	8,155,903
Current portion of deferred rent	285,711	377,812
Total current liabilities	16,302,019	19,721,198
Deferred rent, less current portion	3,152,137	3,051,445
Unfavorable operating leases	674,871	693,497
Other long-term liabilities	3,709,236	3,212,376
Long-term debt, less current portion	55,373,623	53,612,496
Total liabilities	79,211,886	80,291,012

Commitments and contingencies (Notes 9 and 10)
Stockholders' equity
Common stock - $0.0001 par value; 100,000,000 shares authorized; 26,152,569 and 26,149,824, respectively, issued and outstanding	2,582	2,582
Additional paid-in capital	35,743,016	35,668,001
Accumulated other comprehensive loss	(485,225)	(175,156)
Accumulated deficit	(2,076,763)	(2,339,405)
Total stockholders' equity	33,183,610	33,156,022
Total liabilities and stockholders' equity	$112,395,496	$113,447,034

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended (unaudited)
	March 29, 2015	March 30, 2014
Cash flows from operating activities
Net income	$262,642	$367,857
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,157,322	2,247,460
Amortization of loan fees	6,954	21,525
Realized loss on investments	—	19,175
Amortization of gain on sale-leaseback	39,302	—
Loss on disposal of property and equipment	148,408	156,065
Share-based compensation	55,793	85,320
Deferred income taxes	(129,358)	(92,337)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	1,015,328	666,918
Inventory	(85,783)	(74,185)
Prepaid assets	91,219	250,660
Intangible assets	(68,796)	(27,849)
Other long-term assets	(55,106)	(21,635)
Accounts payable	(904,717)	(1,175,071)
Accrued liabilities	(486,179)	368,723
Deferred rent	8,591	(138,327)
Net cash provided by operating activities	3,055,620	2,654,299

Cash flows from investing activities
Purchases of investments	—	(2,500,600)
Proceeds from sale of investments	2,917,522	3,955,969
Purchases of property and equipment	(7,766,440)	(5,626,473)
Acquisition of business, net of cash acquired	—	—
Net cash used in investing activities	(4,848,918)	(4,171,104)

Cash flows from financing activities
Proceeds from issuance of long-term debt	4,420,322	2,240,580
Repayments of long-term debt	(2,000,000)	(1,657,683)
Payment of loan fees	—	(118,739)
Proceeds from employee stock purchase plan	19,222	15,015
Net cash provided by financing activities	2,439,544	479,173
Net increase (decrease) in cash and cash equivalents	646,246	(1,037,632)
Cash and cash equivalents, beginning of period	18,688,281	9,562,473
Cash and cash equivalents, end of period	$19,334,527	$8,524,841

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net Income and Restaurant-Level and Adjusted EBITDA
	$ 39,440,332	$ 30,473,014
	Three Months Ended (unaudited)
	March 29, 2015	March 30, 2014
Net income	$262,642	$367,857
+ Income tax benefit	(69,358)	(53,058)
+ Interest expense	432,223	476,401
+ Other income, net	(17,003)	(13,030)
+ Loss on disposal of property and equipment	148,408	156,065
+ Depreciation and amortization	3,157,322	2,247,460
EBITDA	3,914,234	3,181,695
+ Pre-opening costs	1,093,500	544,021
+Non-recurring expenses (Corporate level)	74,210	—
Adjusted EBITDA	5,081,944	3,725,716
Adjusted EBITDA margin (%)	12.9%	12.2%
-Non-recurring expenses (Corporate level)	(74,210)	—
+ General and administrative	2,496,887	2,112,562
Restaurant–Level EBITDA	7,504,621	5,838,278
Restaurant–Level EBITDA margin (%)	19.0%	19.2%
(1)Restaurant-Level EBITDA represents net income (loss) attributable to DRH plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest and non-recurring expenses related to acquisitions, equity offerings or other one-off transactions. Adjusted EBITDA represents net income (loss) attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to noncontrolling interest, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, both which are non-recurring at the restaurant level. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.

Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures, including the following:

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect our current capital expenditures or future requirements for capital expenditures;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;

•
Restaurant-Level EBITDA and Adjusted EBITDA do not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor do Restaurant-Level EBITDA and Adjusted EBITDA reflect any cash requirements for such replacements;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect disposals or other non-recurring income and expenses;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in fair value of derivative instruments;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect restaurant pre-opening costs; and

•	Restaurant-Level EBITDA does not reflect general and administrative expenses.